April 16, 2002

Ms. Deborah Schmelzer
Vice President - Finance
Horizon Personal Communications, Inc.
52 East Main Street
Chillicothe, Ohio 45601-0480

LETTER OF UNDERSTANDING:

This letter will summarize the terms by which SBA Towers, Inc. ("SBA") and its affiliates (collectively with SBA, the "SBA Group") and Horizon Personal Communications, Inc. ("Horizon") and its affiliates (collectively with Horizon, the "Horizon Group") agree, in lieu of the payment of development fees by SBA to Horizon under the Site Development Agreement dated August 17, 1999 between SBA and Horizon (as previously or hereafter amended, the "Site Development
Agreement"), to issue credits on unpaid and future services fees due from members of the Horizon Group to SBA under various other existing and future agreements entered into between members of the SBA Group and members of the Horizon Group (collectively, the "Other Agreements"). Such credits will be applied as offsets on existing and subsequent invoices as a reduction to the amount owed by members of the Horizon Group to the SBA Group for services.

Please confirm your understanding of this arrangement by signing below. If you have any questions or comments, please don't hesitate to call.



SBA TOWERS, INC.

By:__/s/ Jack Fieldor_____________________
Name:_____Jack Fieldor________________
Title:_____CAO_______________


ACCEPTED AND AGREED TO:

HORIZON PERSONAL COMMUNICATIONS, INC.

By:_____/s/ Pete Holland__________________
Name:_______Pete Holland______________
Title:______CFO______________